QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.31

THIRD MODIFICATION AGREEMENT

        THIS THIRD MODIFICATION AGREEMENT (the "Agreement") is made and entered into this 24th day of August, 2007, by and between First Keystone Bank (the "Bank"), chartered under the Laws of the United States of America, having its principal office at 22 West State Street, Media, Pennsylvania, 19063, Spitz, Inc., a Delaware corporation (the "Borrower"), with an address of P.O. Box 198, Route 1, Chadds Ford, Pennsylvania, 19317, and Evans & Sutherland Computer Corporation, a Utah corporation (the "Guarantor"). The Bank, Borrower and Guarantor are sometimes herein referred to as a "Party" and collectively as the "Parties".

Background

        A.    Bank extended to Borrower a line of credit facility on April 28, 2006, (the "Loan") in the maximum principal sum of Three Million Dollars ($3,000,000.00) evidenced by that certain Line of Credit Note (the "Note") made by Borrower and delivered to Bank on April 28, 2006. The Loan is to be advanced pursuant to the terms of a Line of Credit Agreement between Bank, Borrower and Guarantor dated April 28, 2006 (the "Original Line of Credit Agreement"). All capitalized terms not specifically defined herein shall have the meanings given such terms as set forth in the Line of Credit Agreement.

        B.    The Parties entered into that certain First Modification Agreement dated July 28, 2006 (the "First Modification"), wherein, among other modifications, the parties agreed to reduce the Maximum Credit Limit to the lesser of (i) One Million One Hundred Thousand Dollars ($1,100,000.00), or (ii) the sum of (a) eighty (80%) percent of the Borrower's Qualified Accounts Receivable and (b) fifty (50%) percent of Borrower's Qualified Inventory.

        C.    The Parties entered into that certain Second Modification Agreement dated March 8, 2007 (the "Second Modification"), wherein, among other modifications, the parties agreed to reduce the financial reporting requirements respecting the Loan to wive the requirement that Borrower provide audited financials and annual tax returns to Bank in recognition that Borrower is a wholly owned subsidiary of Guarantor and Guarantor is a publically traded company that pursuant to the Line of Credit Agreement, has agreed to provide to Bank, within ninety (90) days following the end of Guarantor's fiscal year and each fiscal quarter, respectively, in each year, Guarantor=s Annual Report on Form 10-K and quarterly report on Form 10-Q.

        D.    The Original Line of Credit Agreement, as amended by the First Modification and the Second Modification (collectively the "Line of Credit Agreement"), defines the Maximum Credit Limit to be the lesser of (i) One Million One Hundred Thousand Dollars ($1,100,000.00), or (ii) the sum of (a) eighty (80%) percent of the Borrower's Qualified Accounts Receivable and (b) fifty (50%) percent of Borrower's Qualified Inventory.

        E.    Borrower and Guarantor have requested that Bank waive the condition that the Maximum Credit Limit be limited to the sum of (a) eighty (80%) percent of the Borrower's Qualified Accounts Receivable and (b) fifty (50%) percent of Borrower's Qualified Inventory, and be limited only to the sum of One Million One Hundred Thousand Dollars ($1,100,000.00).

JONES, STROHM & GUTHRIE A Professional Corporation Attorneys At Law	10 Beatty Road Media, Pennsylvania 19063 Telephone (610) 565-7100 Fax (610) 565-7180

        F.     The Loan matured June 30, 2007.

        G.    Borrower and Guarantor have requested that Bank continue to make available the line of credit facility evidenced by the Note and Line of Credit Agreement.

        H.    As of the date hereof the outstanding principal balance of the Loan is zero dollars ($0.00).

        I.     Bank has no obligation to modify the terms of the Loan. Bank is willing to grant Borrower's aforementioned requests on the terms and conditions set forth in this Agreement.

Agreement

        NOW THEREFORE, in consideration of the sum of One ($1.00) Dollar and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby covenant and agree as follows:

        1.     The Background recitals are incorporated herein by reference.

        2.     Effective the date of this Agreement, the Maximum Credit Limit shall equal One Million One Hundred Thousand Dollars ($1,100,000.00). The provisions of the Note and Line of Credit Agreement limiting the Maximum Credit Limit to the sum of (a) eighty (80%) percent of the Borrower's Qualified Accounts Receivable and (b) fifty (50%) percent of Borrower's Qualified Inventory are hereby deleted.

        3.     The fixed maturity date for the Loan of June 30, 2007, set forth in the Note and Line of Credit Agreement is deleted and the line of credit facility evidenced by the Note and Line of Credit Agreement shall continue to be available to Borrower under the terms and conditions of the Note and Line of Credit Agreement, as amended herein, with the entire indebtedness evidenced by the Note, including, without limitation, the entire outstanding principal balance and accrued interest thereon, together with any other sums due and payable there under, being due and payable in full on: (a) demand by Bank upon the occurrence of an Event of Default; (b) demand by Bank in the event of the retirement, termination, departure from the employ of Borrower or the substantial diminution of the management authority or responsibilities of either Jonathan Shaw or Paul Dailey in the operations of Borrower unless otherwise reasonably consented to by Bank; (c) demand by Bank in the event of the retirement, termination, departure from the employ of Borrower or the substantial diminution of the management authority or responsibilities of both Jonathan Shaw and Paul Dailey in the operations of Borrower; or (d) thirty (30) days after demand by Bank.

        4.     The rate of interest charged on the outstanding balance of the Note (defined in the Note as the "Rate") is reduced from the per annum rate of one-half of one (.50%) percent above the Wall Street Prime Rate in effect from time to time, to the per annum rate equal to the Wall Street Prime Rate in effect from time to time, the effective date of any change in the Rate to be the first day next succeeding the day on which the Wall Street Prime Rate changes.

Third Modification Agreement First Keystone Bank, Spitz, Inc. and Evans & Sutherland Computer Corporation, Line of Credit

        5.     Sections 4.1.6.1 (c) of the Line of Credit Agreement respecting the requirement that Borrower provide an accounts receivable aging report listing all Qualifying Accounts Receivable and a listing of all Qualified Inventory is deleted in its entirety. Borrower agrees to deliver to Bank an accounts receivable aging report listing all Qualifying Accounts Receivable and a listing of all Qualified Inventory on request.

        6.     Sections 4.1.13 of the Line of Credit Agreement respecting bank accounts and compensating balances is deleted in its entirety and the following inserted in its place and stead: "Borrower's primary lending and deposit relationships shall be maintained with Lender during the term of the Loan".

        7.     Borrower and Guarantor hereby ratify and affirm all of the terms, conditions and provisions of the Line of Credit Agreement, the Note, and all other documents executed and delivered by Borrower or Guarantor in connection with the Loan, to the extent the same are not otherwise expressly modified herein. It is expressly agreed and understood that except as expressly provided in this Agreement, the terms, conditions and provisions set forth in the Line of Credit Agreement, the Note, and all other documents executed and delivered by Borrower or Guarantor in connection with the Loan shall remain in full force and effect in accordance with their respective terms, conditions and provisions. Without limiting the generality of the foregoing, nothing in this Agreement shall be construed to:

  (i)
  impair the validity, perfection or priority of any lien or security interest securing the Loan;

  (ii)
  waive or impair any rights, powers or remedies of Bank under the Line of Credit Agreement, the Note, and all other documents executed and delivered by Borrower or Guarantor in connection with the Loan with respect to any defaults thereunder which may occur;

  (iii)
  require Bank to hereafter amend or modify the terms of the Line of Credit Agreement, the Note, or any other documents executed and delivered by Borrower or Guarantor in connection with the Loan; or

  (iv)
  make any other loan or other extension of credit to Borrower or Guarantor.

        In the event of any inconsistency between the terms of this Agreement and the Line of Credit Agreement, this Agreement shall govern. Borrower and Guarantor each acknowledge that it has consulted with counsel in connection with the negotiation and delivery of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Agreement or any part of this Agreement to be drafted.

        8.     Borrower and Guarantor hereby acknowledge and agree that no setoff or counterclaim to Borrower's and Guarantor's obligations evidenced by the Line of Credit Agreement, the Note, and all other documents executed and delivered by Borrower or Guarantor in connection with the Loan exists, and no agreement has been made with any person under which any deduction or discount may be claimed, that to the best of Borrower's and Guarantor's knowledge, information and belief, no Event of Default (as defined in the Line of Credit Agreement) has occurred which is continuing and no event has occurred which with the passage of time or the giving of notice or both, could become an Event of Default under the Line of Credit Agreement.

Third Modification Agreement First Keystone Bank, Spitz, Inc. and Evans & Sutherland Computer Corporation, Line of Credit

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

BANK: FIRST KEYSTONE BANK
BY:	/s/ DAVID L. FFRENCH JR.

BORROWER: SPITZ, INC., A Delaware Corporation
/s/ Calvin Eddings Witness	BY:	/s/ PAUL L. DAILEY

/s/ Calvin Eddings Witness	ATTEST	/s/ DAVID H. BATEMAN
[Corporate Seal]

GUARANTOR: EVANS & SUTHERLAND COMPUTER CORPORATION, a Utah Corporation
/s/ Calvin Eddings Witness	BY:	/s/ DAVID H. BATEMAN

/s/ Calvin Eddings Witness	ATTEST	/s/ PAUL L. DAILEY
[Corporate Seal]

Third Modification Agreement First Keystone Bank, Spitz, Inc. and Evans & Sutherland Computer Corporation, Line of Credit

QuickLinks

  Exhibit 10.31
THIRD MODIFICATION AGREEMENT